          Exhbit 11     Computation of earnings per share


                                                  Year ended December 31
  PRIMARY                                  1996           1995         1994
  -------                               ----------      ---------    ---------
  Average common shares outstanding      9,095,102      9,095,102    9,095,102

                                        ----------      ---------    ---------
  Net income (loss)                         $1,040      ($10,339)    ($14,621)
                                        ==========      =========    =========

  Per share amounts:
                                        ----------      ---------    ---------
  Net income (loss)                           $.11        ($1.14)      ($1.61)
                                        ==========      =========    =========


  FULLY DILUTED
  -------------
  Average common shares outstanding      9,095,102      9,095,102    9,095,102

                                        ----------      ---------    ---------
  Net income (loss)                         $1,040      ($10,339)    ($14,621)
                                        ==========      =========    =========


  Per share amounts:
                                        ----------      ---------    ---------
  Net income (loss)                           $.11        ($1.14)      ($1.61)
                                        ==========      =========    =========

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